EXHIBIT 21

Subsidiaries of Benchmark Electronics, Inc.

Name of Subsidiary	Jurisdiction of Organization

AVEX Constitution, Inc.	United States, Delaware
AVEX Liberty, Inc.	United States, Delaware
BEI Electronics Ireland Ltd.	Ireland
Benchmark BV Holdings, Inc.	United States, Delaware
Benchmark Electronics (M) Sdn. Bhd.	Malaysia
Benchmark Electronics (Suzhou) Co., Ltd.	China
Benchmark Electronics (Thailand) Public Company Limited (1)	Thailand
Benchmark Electronics ROH (Thailand) Limited	Thailand
Benchmark Electronics B.V.	The Netherlands
Benchmark Electronics de Mexico, S. de R.L. de C.V.	Mexico
Benchmark Electronics Delaware Corp.	United States, Delaware
Benchmark Electronics GmbH	Germany
Benchmark Electronics Huntsville, Inc.	United States, Alabama
Benchmark Electronics Ltda.	Brazil
Benchmark Electronics Manufacturing Singapore Pte. Ltd.	Singapore
Benchmark Electronics Manufacturing Solutions (Moorpark), Inc.	United States, California
Benchmark Electronics Manufacturing Solutions, Inc.	United States, Delaware
Benchmark Electronics Matamoros, S. de R.L. de C.V.	Mexico
Benchmark Electronics Netherlands Holding B.V.	The Netherlands
Benchmark Electronics Phoenix, Inc.	United States, Delaware
Benchmark Electronics Pte. Ltd.	Singapore
Benchmark Electronics Romania Holding BV	The Netherlands
Benchmark Electronics Romania Srl.	Romania
Benchmark Electronics Servicios, S. de R.L. de C.V.	Mexico
Benchmark Electronics Singapore IPO Pte. Ltd.	Singapore
Benchmark Electronics Tijuana S. de R.L. de C.V.	Mexico
CathiO LLC	United States, Delaware
CTS Electronics Corporation (Thailand) Ltd.	Thailand
Dacia Company Limited	British Virgin Islands
EFTC Operating Corp.	United States, Delaware
Filtros Electronicos, S.A. de C.V.	Mexico
K*Tec Operating Corp.	United States, Delaware
Lark Engineering Company	United States, California
Pemstar (Beihai) Enterprise Co. Ltd.	China
Pemstar Ireland Ltd.	Ireland
Pemstar Luxembourg S.a.r.L.	Luxembourg
RM Electronics, Inc.	United States, New Hampshire
RodniC LLC	United States, Texas
SCS Secure Holdings LLC	United States, Delaware
SCS Holdings, Inc.	United States, Delaware
Secure Communication Systems, Inc.	United States, Delaware
Smart Electronics and Assembly, Inc.	United States, California
Tatical Micro, Inc.	United States, Virginia
Suntron GCO, LP	United States, Texas

(1) Benchmark Electronics, Inc. effectively owns 99.78% of Benchmark Electronics (Thailand) Public
Company Limited.

Unless otherwise noted, all subsidiaries are wholly owned, directly or indirectly, by Benchmark
Electronics, Inc.